UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015 (June 19, 2015)

Mariposa Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55239	47-1201309
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 263-2700

ANDES 2 Inc.

6803, The Center

99 Queens Road, Central, Hong Kong

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This Amendment No. 2 to the current report on Form 8-K previously filed on June 25, 2015, and amended on August 3, 2015 (the “Prior Form 8-K”), is being filed to amend and restate Item 5.03 to state that the registrant is changing its fiscal year end to June 30th rather than the current December 31st year end. There are no changes to the financial statements or the Company’s financial results for the years ended June 30, 2013 and 2014 or to any of the other Items of the Prior Form 8-K.

This current report responds to the following items on Form 8-K:

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Item 5.01 Changes in Control of Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06 Change in Shell Company Status.

Item 9.01 Financial Statements and Exhibits.

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As used in this current report and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Mariposa, Inc. after giving effect to our purchase of all issued and outstanding shares of Mariposa Health Limited and the related transactions described below, unless the context requires otherwise.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2015 we filed an Amended and Restated Certificate of Incorporation under which we entered into a 1:5 reverse split to reduce our outstanding shares of common stock from 10,000,000 shares to 2,000,000 shares and to authorize a classified Board of Directors. Under a classified Board of Directors, directors serve staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified Board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our Company. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years. The Board of Directors of the Company determined by unanimous consent on June 19, 2015 to change its fiscal year end from December 31 to June 30, effective June 30, 2015. The change is intended to align the Company’s fiscal periods with those of its subsidiary Mariposa Health Limited, which has a fiscal year ending June 30. As a result of this decision, the Company intends to file during the month of September 2015 a Transition Report on Form 10-K for the period ended June 30, 2015. Filing of the Transition Report will be followed by the filing of Forms 10-Q for the periods ended September 30, 2015 and December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2015	Mariposa Health, Inc.

	By:	/s/ Dr. Phillip Comans
Dr. Phillip Comans President

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